Exhibit 99.1

FOR IMMEDIATE RELEASE

FISKER RAISES ADDITIONAL CAPITAL FROM EXISTING INVESTOR; FUNDING IS $3.456 MILLION; POTENTIAL TO INCREASE TO $7.5 MILLION

LOS ANGELES (May 13, 2024) – Fisker Inc. (“Fisker”), driven by a mission to create the world’s most emotional and sustainable electric vehicles, announced today the signing of a securities purchase agreement in connection with an offering (the “Offering”) of $3,456,000 in aggregate principal amount of senior secured notes due 2024 (the “Notes”) to an existing institutional investor (the “Investor”), resulting in gross proceeds of $3,456,000 to Fisker and the potential to increase the aggregate principal amount of the Notes to $7,500,000. The Notes bear interest at a rate per annum equal to the three-month Secured Overnight Financing Rate plus 12%.

The Offering closed on May 10, 2024.

Fisker intends to use the gross proceeds from the Offering to finance expenses consistent with the approved budget approved by the Investor.

The Notes will mature on June 24, 2024.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Further information about the Offering is contained in our Form 8-K filed with the SEC concurrently with this press release.

###

Contact:

Fisker Inc. Communications:

Matthew DeBord

VP, Communications

mdebord@fiskerinc.com

Investor Relations:

Eric Goldstein

Head of Investor Relations

egoldstein@fiskerinc.com

US Media

Fisker@GODRIVEN360.com

European Media:

Press.europe@fiskerinc.com

Customer service:

Support@fiskerinc.com

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by the vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the Offering and issuance of additional notes pursuant to the securities purchase agreement, the Company’s future performance, expansion of operations, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance or future events and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker’s limited operating history; Fisker’s ability to continue as a going concern; Fisker’s ability to enter into additional manufacturing and other contracts with Magna, OEMs, or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed-upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution or dealership network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Annual Report on Form 10-K, under the heading “Risk Factors”, filed with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.